The Providence Service Corporation Reports Second Quarter 2019 Results

Highlights for the Second Quarter of 2019:

•	Revenue from continuing operations of $363.9 million, an increase of 5.9% from the second quarter of 2018

•	Loss from continuing operations, net of tax, of $3.4 million, or loss of $0.35 per diluted common share

•	Adjusted EBITDA of $5.8 million, Adjusted Net Income of $2.2 million and Adjusted EPS of $0.07

•	Matrix, on a standalone basis, recorded a loss of $3.6 million and Adjusted EBITDA of $13.7 million or 19.0% of revenue, Home solution continues to outperform

•	Authorization of new $100.0 million share repurchase program

•	Extended the $200.0 million Credit Agreement

•	Completed the organizational consolidation

ATLANTA, GA – August 7, 2019 – The Providence Service Corporation (the “Company” or “Providence”) (Nasdaq: PRSC), today reported financial results for the three and six months ended June 30, 2019.

"In the second quarter of 2019, we continued to see strong revenue growth of 5.9% compared to the second quarter of 2018" stated Carter Pate, Interim Chief Executive Officer. "Despite our top-line momentum, a confluence of industry headwinds pressured profitability during the quarter. Most notably, we continued to experience historically high utilization due to an overall shift in our membership base and greater trip frequencies driven by behavioral health and substance abuse populations. While the causes of increased utilization have evolved over time, our company has a long history of working productively with customers to realign margins when utilization diverges meaningfully from expectations. We have successfully renegotiated a number of our mid-sized contracts and continue to negotiate with our larger states and payors. Based upon the strength of our client partnerships, we are optimistic that we will address the unexpected and unusual circumstances.

Additionally, our transportation costs with our national transportation carriers increased. To address this, we have renegotiated our national carrier contracts to reduce certain transaction fees. We have also realigned our transportation operations to reinstate market-level oversight of transportation expenses which were challenged by a confluence of the Company’s transition to a centralized operating model and market-wide factors.

We continue to transform our technology platform as we have successfully converted two contracts onto the Circulation platform and are on schedule to launch additional larger contracts by year end. In conclusion, in light of the short-term challenges and headwinds in the first half, management has taken aggressive action and remains confident in our long-term prospects to grow and create profitable value for our shareholders.”

Organizational Consolidation

During the second quarter of 2019, the Company completed the organizational consolidation and remains on track to realize run-rate cost savings of $10.0 million by the end of this year. As previously disclosed, our former Corporate and Other segment was combined with the NET Services segment.

Share Repurchase Authorization

On August 6, 2019, the Providence Board of Directors approved a new share repurchase program under which the Company may purchase up to $100.0 million of its outstanding common stock. The new share repurchase program, unless terminated earlier, expires on December 31, 2019.

Extension of Credit Agreement

On July 12, 2019, the Company entered into the Sixth Amendment to its Credit Agreement, which, among other things, extended the maturity date of the Company's $200.0 million revolving credit facility to August 2, 2020.

Second Quarter 2019 Results

For the second quarter of 2019, the Company reported revenue of $363.9 million, an increase of 5.9% from $343.7 million in the second quarter of 2018.

Operating loss was $3.3 million, or 0.9% of revenue, in the second quarter of 2019, compared to operating income of $3.4 million, or 1.0% of revenue, in the second quarter of 2018. Loss from continuing operations, net of tax, in the second quarter of 2019 was $3.4 million, or $0.35 loss per diluted common share, compared to income from continuing operations, net of tax, of $2.0 million, or $0.08 earnings per diluted common share, in the second quarter of 2018.

Adjusted EBITDA was $5.8 million, or 1.6% of revenue, in the second quarter of 2019, compared to $10.6 million, or 3.1% of revenue, in the second quarter of 2018.

Adjusted Net Income in the second quarter of 2019 was $2.2 million, or $0.07 earnings per diluted common share, compared to $6.1 million, or $0.33 earnings per diluted common share, in the second quarter of 2018.

The quarter-over-quarter increase in revenue was primarily due to a new state contract in West Virginia and new managed care organization ("MCO") contracts in Minnesota and Louisiana, higher utilization across multiple not at-risk and reconciliation contracts and the addition of Circulation, which contributed $11.3 million of revenue. These increases were partially offset by the impact of contracts we no longer serve, including a state contract in Rhode Island and an MCO contract in California.

Adjusted EBITDA decreased in the second quarter of 2019 due to the impact of increased transportation costs, as well as increased utilization across multiple contracts. In addition, savings generated as part of the Organizational Consolidation were partially offset by higher operational expenses related to Circulation which was acquired in the third quarter of 2018.

Matrix - Equity Investment

During the quarter, Matrix completed its integration of HealthFair and rolled out a new organizational structure. Operations were reorganized from a segment-based business to an integrated product-based platform consisting of Home, Mobile, Quality, and Innovation solutions.

Matrix continues to exceed its internal expectations, despite a volume churn setback at the onset of the year. Matrix had incremental Home solution volume driven by a combination of higher organic membership growth and new logo sales momentum. As expected, Matrix is managing through a challenging year for its Mobile solution; however, there are indications of a potentially stronger second half of 2019. For the second quarter of 2019, Matrix’s revenue was $72.2 million, a decrease of 8.0% from $78.4 million in the second quarter of 2018. Matrix had operating income of $1.5 million for the second quarter of 2019, compared to operating income of $4.6 million for the second quarter of 2018.

Matrix recorded Adjusted EBITDA of $13.7 million, or 19.0% of revenue, for the second quarter of 2019, compared to $16.4 million, or 20.9% of revenue, in the second quarter of 2018.

For the second quarter of 2019, Providence recorded a loss in equity earnings of $1.3 million related to its Matrix equity investment compared to a loss of $0.2 million for the second quarter of 2018.

As of June 30, 2019, Providence's ownership interest and equity investment in Matrix was 43.6% and $157.9 million, respectively.

Investor Presentation and Conference Call

Providence will hold a conference call to discuss its financial results on Thursday, August 8, 2019 at 8:00 a.m. ET. An investor presentation has been prepared to accompany the conference call and can be found on the Company’s website (investor.prscholdings.com). To access the call, please dial:

US toll-free: 1 (844) 244 3865
International: 1 (518) 444 0681
Passcode: 7653996

Replay (available until August 15, 2019):
US toll-free: 1 (855) 859 2056
International: 1 (404) 537 3406
Passcode: 7653996

You may also access the conference call via webcast at investor.prscholdings.com, where the call also will be archived.

About Providence

The Providence Service Corporation, through its fully-owned subsidiary LogistiCare Solutions, LLC, is the nation's largest manager of non-emergency medical transportation programs for state governments and managed care organizations. Its range of services includes call center management, network credentialing, vendor payment management and non-emergency medical transport management. The Company also holds a minority interest in Matrix Medical Network which provides a broad array of assessment and care management services to individuals that improve health outcomes and health plan financial performance. For more information, please visit prscholdings.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial results prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes EBITDA and Adjusted EBITDA for the Company and its segments, and Adjusted Net Income and Adjusted EPS for the Company, which are performance measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain items, including (as applicable): (1) restructuring and related charges, including costs related to our corporate reorganization, (2) equity in net loss of investee, (3) certain litigation related expenses, settlement income or other negotiated settlements relating to certain matters from prior periods, (4) certain transaction and related costs and (5) asset impairment charges. Adjusted Net Income is defined as income (loss) from continuing operations, net of tax, before certain items, including (1) restructuring and related charges, (2) equity in net loss of investee, (3) certain litigation related expenses, settlement income or other negotiated settlements relating to certain matters from prior periods, (4) gain or loss on sale of equity investments, (5) excess tax charges associated with long-term incentive plans, (6) certain transaction and related costs, (7) the income tax impact of such adjustments and (8) asset impairment charges. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): (1) dividends on convertible preferred stock and (2) income allocated to participating stockholders, divided by the diluted weighted-average number of common shares outstanding. We utilize these non-GAAP performance measures, which exclude certain expenses and amounts, because we believe the timing of such expenses is unpredictable and not driven by our core operating results, and therefore render comparisons with prior periods as well as with other companies in our industry less meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net loss in equity investee is excluded from these measures, as we do not have the ability to manage these ventures, allocate resources within the ventures, or directly control their operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation from or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, our continuing relationship with government entities and our ability to procure business from them, our ability to manage growing and changing operations, the implementation of healthcare reform law, government budget changes and legislation related to the services that we provide, our ability to renew or replace existing contracts that have expired or are scheduled to expire with significant clients, and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact
Bryan Wong – Investor Relations
(404) 888-5902

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Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Statements of Operations
(in thousands except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Service revenue, net	$363,911	$343,736	$731,726	$680,432

Operating expenses:
Service expense	345,948	317,741	686,446	620,856
General and administrative expense	16,860	18,139	36,262	36,037
Asset impairment charge	—	678	—	678
Depreciation and amortization	4,353	3,747	8,827	7,327
Total operating expenses	367,161	340,305	731,535	664,898
Operating (loss) income	(3,250)	3,431	191	15,534

Other expenses (income):
Interest expense, net	301	232	604	558
Other income	(66)	—	(132)	—
Equity in net loss of investee	1,315	174	2,971	2,519
(Loss) income from continuing operations before income taxes	(4,800)	3,025	(3,252)	12,457
(Benefit) provision for income taxes	(1,391)	1,062	(1,157)	3,071
(Loss) income from continuing operations, net of tax	(3,409)	1,963	(2,095)	9,386
Loss from discontinued operations, net of tax	1,697	(13,366)	966	(15,063)
Net loss	(1,712)	(11,403)	(1,129)	(5,677)
Net income (loss) from discontinued operations attributable to noncontrolling interest	—	188	—	(108)
Net loss attributable to Providence	$(1,712)	$(11,215)	$(1,129)	$(5,785)

Net loss attributable to common stockholders	$(2,810)	$(12,321)	$(3,314)	$(7,980)

Basic (loss) earnings per common share:
Continuing operations	$(0.35)	$0.08	$(0.33)	$0.54
Discontinued operations	0.13	(1.03)	0.07	(1.15)
Basic loss per common share	$(0.22)	$(0.95)	$(0.26)	$(0.61)

Diluted (loss) earnings per common share:
Continuing operations	$(0.35)	$0.08	$(0.33)	$0.54
Discontinued operations	0.13	(1.02)	0.07	(1.15)
Diluted loss per common share	$(0.22)	$(0.94)	$(0.26)	$(0.61)

Weighted-average number of common
shares outstanding:
Basic	12,973,496	13,008,106	12,937,054	13,056,765
Diluted	12,973,496	13,088,182	12,937,054	13,141,198

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Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$29,804	$5,678
Accounts receivable, net of allowance	154,864	147,756
Other current assets (1)	47,765	50,495
Current assets of discontinued operations (2)	4,181	7,051
Total current assets	236,614	210,980
Operating lease right-of-use assets	19,354	—
Property and equipment, net	21,548	22,965
Goodwill and intangible assets, net	158,244	161,362
Equity investment	157,948	161,503
Other long-term assets (3)	12,124	12,835
Total assets	$605,832	$569,645

Liabilities, redeemable convertible preferred stock and stockholders' equity
Current liabilities:
Current portion of operating lease liabilities	$6,892	$—
Current portion of long-term obligations	308	718
Other current liabilities (4)	152,168	138,908
Current liabilities of discontinued operations (2)	1,280	3,257
Total current liabilities	160,648	142,883
Long-term obligations, less current portion	199	353
Operating lease liabilities, less current portion	13,810	—
Other long-term liabilities (5)	36,698	38,019
Total liabilities	211,355	181,255

Mezzanine and stockholders' equity
Convertible preferred stock, net	77,234	77,392
Stockholders' equity	317,243	310,998
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$605,832	$569,645

(1) Includes other receivables, prepaid expenses and short-term restricted cash.
(2) Includes assets or liabilities primarily related to WD Services' former Saudi Arabian operation.
(3) Includes other assets and long-term restricted cash.
(4) Includes accounts payable, accrued expenses, accrued transportation costs, deferred revenue and reinsurance and related liability reserves.
(5) Includes long-term liabilities of discontinued operations, other long-term liabilities, and deferred tax liabilities.

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Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands) (1)

	Six months ended June 30,
	2019	2018
Operating activities
Net loss	$(1,129)	$(5,677)
Depreciation and amortization	8,827	13,677
Stock-based compensation	3,392	4,278
Asset impairment charge	—	9,881
Equity in net loss of investee	2,971	2,468
Other non-cash items	(864)	(2,765)
Changes in working capital	9,874	(29,778)
Net cash provided by (used in) operating activities	23,071	(7,916)
Investing activities
Purchase of property and equipment	(4,277)	(8,792)
Proceeds from note receivable	—	3,130
Net cash used in investing activities	(4,277)	(5,662)
Financing activities
Preferred stock dividends	(2,185)	(2,190)
Repurchase of common stock, for treasury	(372)	(56,428)
Proceeds from common stock issued pursuant to stock option exercise	6,383	12,405
Repayment of debt	(12,000)	—
Proceeds from debt	12,000	—
Capital lease payments and other	(566)	(1,793)
Net cash provided by (used in) financing activities	3,260	(48,006)
Effect of exchange rate changes on cash	—	(53)
Net change in cash and cash equivalents	22,054	(61,637)
Cash, cash equivalents and restricted cash at beginning of period	12,367	101,606
Cash, cash equivalents and restricted cash at end of period (2)	$34,421	$39,969
(1) Includes both continuing and discontinued operations.
(2) Includes restricted cash of $3,728 at June 30, 2019 and restricted cash of $5,128 at June 30, 2018.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Three months ended June 30, 2019
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$363,911	$—	$363,911

Operating expenses:
Service expense	345,948	—	345,948
General and administrative expense	16,860	—	16,860
Depreciation and amortization	4,353	—	4,353
Total operating expenses	367,161	—	367,161

Operating loss	(3,250)	—	(3,250)

Other expenses (income):
Interest expense, net	301	—	301
Other income	(66)	—	(66)
Equity in net loss of investee	—	1,315	1,315
Loss from continuing
operations before income taxes	(3,485)	(1,315)	(4,800)
Benefit for income taxes	(1,251)	(140)	(1,391)
Loss from continuing operations, net of taxes	(2,234)	(1,175)	(3,409)

Interest expense, net	301	—	301
Benefit for income taxes	(1,251)	(140)	(1,391)
Depreciation and amortization	4,353	—	4,353

EBITDA	1,169	(1,315)	(146)

Restructuring and related charges (1)	1,658	—	1,658
Transaction costs (2)	2,950	—	2,950
Equity in net loss of investee	—	1,315	1,315

Adjusted EBITDA	$5,777	$—	$5,777
(1) Restructuring and related charges include severance costs of $342 and organizational consolidation costs of $1,316.
(2) Transaction costs related to the integration of Circulation and certain transaction-related expenses.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Three months ended June 30, 2018
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$343,736	$—	$343,736

Operating expenses:
Service expense	317,741	—	317,741
General and administrative expense	18,139	—	18,139
Asset impairment charge	678	—	678
Depreciation and amortization	3,747	—	3,747
Total operating expenses	340,305	—	340,305

Operating income	3,431	—	3,431

Other expenses:
Interest expense, net	232	—	232
Equity in net loss of investee	—	174	174
Income (loss) from continuing
operations, before income tax	3,199	(174)	3,025
Provision (benefit) for income taxes	1,082	(20)	1,062
Income (loss) from continuing operations, net of taxes	2,117	(154)	1,963

Interest expense, net	232	—	232
Provision (benefit) for income taxes	1,082	(20)	1,062
Depreciation and amortization	3,747	—	3,747

EBITDA	7,178	(174)	7,004

Asset impairment charge	678	—	678
Restructuring and related charges (1)	2,823	—	2,823
Transaction costs	83	—	83
Equity in net loss of investee	—	174	174
Litigation income (2)	(201)	—	(201)

Adjusted EBITDA	$10,561	$—	$10,561

(1) Restructuring and related charges include value enhancement implementation initiative costs of $336 and organizational consolidation costs of $2,487.
(2) Resolution of accruals, resulting in current period income, related to defense cost for a putative stockholder class action derivative complaint.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Six months ended June 30, 2019
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$731,726	$—	$731,726

Operating expenses:
Service expense	686,446	—	686,446
General and administrative expense	36,262	—	36,262
Depreciation and amortization	8,827	—	8,827
Total operating expenses	731,535	—	731,535

Operating income	191	—	191

Other expenses (income):
Interest expense, net	604	—	604
Other income	(132)	—	(132)
Equity in net loss of investee	—	2,971	2,971
Loss from continuing
operations before income tax	(281)	(2,971)	(3,252)
Benefit for income taxes	(680)	(477)	(1,157)
Income (loss) from continuing operations, net of taxes	399	(2,494)	(2,095)

Interest expense, net	604	—	604
Benefit for income taxes	(680)	(477)	(1,157)
Depreciation and amortization	8,827	—	8,827

EBITDA	9,150	(2,971)	6,179

Restructuring and related charges (1)	4,470	—	4,470
Transaction costs (2)	4,339	—	4,339
Equity in net loss of investee	—	2,971	2,971
Litigation expense	9	—	9

Adjusted EBITDA	$17,968	$—	$17,968

(1) Restructuring and related charges include severance costs of $1,368 and organizational consolidation costs of $3,102.
(2) Transaction costs related to the integration of Circulation and certain transaction-related expenses.

Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Six months ended June 30, 2018
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$680,432	$—	$680,432

Operating expenses:
Service expense	620,856	—	620,856
General and administrative expense	36,037	—	36,037
Asset impairment charge	678	—	678
Depreciation and amortization	7,327	—	7,327
Total operating expenses	664,898	—	664,898

Operating income	15,534	—	15,534

Other expenses:
Interest expense, net	558	—	558
Other gain	—	—	—
Equity in net loss of investee	—	2,519	2,519
Income (loss) from continuing
operations, before income tax	14,976	(2,519)	12,457
Provision (benefit) for income taxes	3,610	(539)	3,071
Income (loss) from continuing operations, net of taxes	11,366	(1,980)	9,386

Interest expense, net	558	—	558
Provision (benefit) for income taxes	3,610	(539)	3,071
Depreciation and amortization	7,327	—	7,327

EBITDA	22,861	(2,519)	20,342

Asset impairment charge	678	—	678
Restructuring and related charges (1)	4,094	—	4,094
Transaction costs	118	—	118
Equity in net loss of investee	—	2,519	2,519
Litigation income (2)	(201)	—	(201)

Adjusted EBITDA	$27,550	$—	$27,550

(1) Restructuring and related charges include value enhancement implementation initiative costs of $1,159 and organizational consolidation costs of $2,935.
(2) Resolution of accruals, resulting in current period income, related to defense cost for a putative stockholder class action derivative complaint.

Providence Corporation

The Providence Service Corporation
Summary Financial Information of Equity Investment in Matrix Medical Network (1)
(in thousands)
(Unaudited)

	Three months ended June 30,				Six months ended June 30, 2018
	2019		2018		2019		2018
Revenue	$72,161		$78,409		$139,144		$145,839
Operating expense (2)	59,362		64,423		114,581		123,590
Depreciation and amortization	11,256		9,359		22,465		18,411
Operating income	1,543		4,627		2,098		3,838

Interest expense	6,384		5,940		12,777		16,283
Benefit for income taxes	(1,180)		(444)		(2,531)		(3,058)
Net loss	(3,661)		(869)		(8,148)		(9,387)

Interest	43.6%		43.6%		43.6%		43.6%
Net loss - Equity Investment	(1,597)		(379)		(3,555)		(4,095)
Management fee and other	282	(3)	205	(4)	584	(3)	1,576	(5)
Equity in net loss of investee	$(1,315)		$(174)		$(2,971)		$(2,519)

Net Debt (6)	$294,453

(1)	The results of our equity method investment are excluded from the calculation of Providence's Adjusted EBITDA and Adjusted Net Income.

(2)	Excludes depreciation and amortization.

(3)	Includes amounts relating to management fees due from Matrix to Providence.

(4)	Includes amounts related to management fees due from Matrix to Providence of $307 less Providence share-based stock compensation expense of $102.

(5)	Includes amounts related to management fees due from Matrix to Providence of $1,739 less Providence share-based stock compensation expense of $163.

(6)	Represents cash of $32,247 and debt of $326,700 on Matrix's standalone balance sheet as of June 30, 2019.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA: Matrix Medical Network (1)(2)(4)
(in thousands) (Unaudited)

	Three months ended June 30,		Six months ended June 30, 2018
	2019	2018	2019	2018
Revenue	$72,161	$78,409	$139,144	$145,839
Operating expense (3)	59,362	64,423	114,581	123,590
Depreciation and amortization	11,256	9,359	22,465	18,411
Operating income	1,543	4,627	2,098	3,838

Interest expense	6,384	5,940	12,777	16,283
Benefit for income taxes	(1,180)	(444)	(2,531)	(3,058)
Net loss	(3,661)	(869)	(8,148)	(9,387)

Depreciation and amortization	11,256	9,359	22,465	18,411
Interest expense	6,384	5,940	12,777	16,283
Benefit for income taxes	(1,180)	(444)	(2,531)	(3,058)
EBITDA	12,799	13,986	24,563	22,249
Management fees	637	696	1,297	3,754
Acquisition costs	—	77	—	2,246
Integration costs	5	1,636	1,488	2,362
Transaction costs	286	—	330	6
Adjusted EBITDA	$13,727	$16,395	$27,678	$30,617

(1) Matrix's Adjusted EBITDA is not included within Providence's Adjusted EBITDA in any period presented.
(2) Providence accounts for its proportionate share of Matrix's results using the equity method.
(3) Excludes depreciation and amortization.
(4) 2018 includes the results of HealthFair since the date of acquisition on February 16, 2018.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Net Income per Common Share:
(in thousands, except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

(Loss) income from continuing operations, net of tax	$(3,409)	$1,963	$(2,095)	$9,386

Asset impairment charge	—	678	—	678
Restructuring and related charges, including accelerated depreciation related to the Organizational Consolidation (1)	1,755	2,969	4,785	4,241
Transaction costs (2)	2,950	83	4,339	118
Equity in net loss of investee	1,315	174	2,971	2,519
Intangible amortization expense	1,559	730	3,117	1,460
Litigation income	—	(201)	9	(201)
Tax effected impact of adjustments	(1,986)	(335)	(5,121)	(1,267)

Adjusted Net Income	2,184	6,061	8,005	16,934

Dividends on convertible preferred stock	(1,098)	(1,106)	(2,185)	(2,195)
Income allocated to participating securities	(146)	(662)	(782)	(1,973)

Adjusted Net Income available to common stockholders	$940	$4,293	$5,038	$12,766

Adjusted EPS	$0.07	$0.33	$0.39	$0.97

Diluted weighted-average number of common shares outstanding	13,011,033	13,088,182	12,982,630	13,141,198

(1) See the above Adjusted EBITDA tables for details of these charges for each period presented.
(2) Transaction costs relate to the integration of Circulation and certain transaction-related expenses.

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